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                                                                    EXHIBIT 23.4

              Consent of Independent Certified Public Accountants

American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 1998, relating to the consolidated financial statements and schedules of Transcontinental Realty Investors, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                    /s/ BDO SEIDMAN, LLP

                                    BDO Seidman, LLP


Dallas, Texas
January 28, 1999